UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

LIBERTY MEDIA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	37-1699499
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12300 Liberty Boulevard
Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Series A Liberty SiriusXM Common Stock, par value $0.01 per share	The Nasdaq Stock Market LLC
Series B Liberty SiriusXM Common Stock, par value $0.01 per share	The Nasdaq Stock Market LLC
Series C Liberty SiriusXM Common Stock, par value $0.01 per share	The Nasdaq Stock Market LLC
Series A Liberty Live Common Stock, par value $0.01 per share	The Nasdaq Stock Market LLC
Series C Liberty Live Common Stock, par value $0.01 per share	The Nasdaq Stock Market LLC
Series A Liberty Formula One Common Stock, par value $0.01 per share	The Nasdaq Stock Market LLC
Series C Liberty Formula One Common Stock, par value $0.01 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the Series A Liberty SiriusXM common stock, par value $0.01 per share (the “Series A Liberty SiriusXM common stock”), the Series B Liberty SiriusXM common stock, par value $0.01 per share (the “Series B Liberty SiriusXM common stock”), the Series C Liberty SiriusXM common stock, par value $0.01 per share (the “Series C Liberty SiriusXM common stock” and, together with the Series A Liberty SiriusXM common stock and Series B Liberty SiriusXM common stock, the “Liberty SiriusXM common stock”), the Series A Liberty Live common stock, par value $0.01 per share (the “Series A Liberty Live common stock”), the Series C Liberty Live common stock, par value $0.01 per share (the “Series C Liberty Live common stock”), the Series A Liberty Formula One common stock, par value $0.01 per share (the “Series A Liberty Formula One common stock”), and the Series C Liberty Formula One common stock, par value $0.01 per share (the “Series C Liberty Formula One common stock”) of Liberty Media Corporation (the “Registrant”). The Registrant has applied to list the Liberty SiriusXM common stock, the Series A Liberty Live common stock, the Series C Liberty Live common stock, the Series A Liberty Formula One common stock and the Series C Liberty Formula One common stock on the Nasdaq Global Select Market under the symbols “LSXMA,” “LSXMB,” “LSXMK,” “LLYVA,” “LLYVK,” “FWONA,” and “FWONK,” respectively.

Reference is made to the Registrant’s Registration Statement on Form S-4 (File No. 333-268921), which was initially filed with the Securities and Exchange Commission (the “SEC”) on December 21, 2022 and declared effective by the SEC on June 9, 2023.

A description of the Liberty SiriusXM common stock, the Series A Liberty Live common stock, the Series C Liberty Live common stock, the Series A Liberty Formula One common stock and the Series C Liberty Formula One common stock as set forth in the Registrant’s Restated Certificate of Incorporation (the “charter”) is set forth below. The following description is qualified by reference to the full text of the charter, which is incorporated by reference as Exhibit 3.1 to this Form 8-A.

Liberty SiriusXM Common Stock

Basic Investment

The Liberty SiriusXM common stock is intended to track and reflect the separate economic performance of the businesses, assets and liabilities attributed to the Liberty SiriusXM Group. The Liberty SiriusXM Group is defined in the charter to include (i) the Registrant’s direct and indirect interest, as of the effective date of the charter, in Sirius XM Holdings Inc. and each of its subsidiaries (including any successor to Sirius XM Holdings Inc. or any such subsidiary by merger, consolidation or sale, transfer, exchange, assignment or other disposition of all or substantially all of its assets, whether or not in connection with a SiriusXM Group Related Business Transaction (as such term is defined in the charter)) and their respective assets, liabilities and businesses, (ii) all other assets, liabilities and businesses of the Registrant or any of its subsidiaries to the extent attributed to the Liberty SiriusXM Group as of the effective date of the charter, (iii) such other businesses, assets and liabilities that the Registrant’s board of directors (the “board”) may determine to attribute to the Liberty SiriusXM Group or that may be acquired for or transferred to the Liberty SiriusXM Group in the future, (iv) the proceeds of any sale, transfer, exchange, assignment or other disposition of any of the foregoing, (v) an Inter-Group Interest in the Liberty Live Group equal to one (1) minus the Live Group Outstanding Interest Fraction allocable to the Liberty SiriusXM Group as of such date (as such terms are defined in the charter) and (vi) an Inter-Group Interest in the Formula One Group equal to one (1) minus the Formula One Group Outstanding Interest Fraction allocable to the Liberty SiriusXM Group as of such date (as such terms are defined in the charter).

Authorized Capital Stock

The Registrant is authorized to issue up to 4.075 billion shares of Liberty SiriusXM common stock, of which 2 billion are designated as Series A Liberty SiriusXM common stock, 75 million are designated as Series B Liberty SiriusXM common stock, and 2 billion are designated as Series C Liberty SiriusXM common stock.

Dividends and Securities Distributions

The Registrant is permitted to pay dividends on Liberty SiriusXM common stock out of the lesser of its assets legally available for the payment of dividends under Delaware law and the “SiriusXM Group Available Dividend Amount” (defined generally as the excess of the total assets less the total liabilities of the Liberty SiriusXM Group over the par value, or any greater amount determined to be capital in respect of, all outstanding shares of Liberty SiriusXM common stock or, if there is no such excess, an amount equal to the earnings or loss attributable to the Liberty SiriusXM Group (if positive) for the fiscal year in which such dividend is to be paid and/or the preceding fiscal year). If dividends are paid on any series of Liberty SiriusXM common stock, an equal per share dividend will be concurrently paid on the other series of Liberty SiriusXM common stock.

The Registrant is permitted to make (i) share distributions of (A) Series C Liberty SiriusXM common stock to holders of all series of Liberty SiriusXM common stock, on an equal per share basis; and (B) Series A Liberty SiriusXM common stock to holders of Series A Liberty SiriusXM common stock and, on an equal per share basis, shares of Series B Liberty SiriusXM common stock to holders of Series B Liberty SiriusXM common stock and, on an equal per share basis, shares of Series C Liberty SiriusXM common stock to holders of Series C Liberty SiriusXM common stock; and (ii) share distributions of (A) Series C Liberty Live common stock or Series C Liberty Formula One common stock to holders of all series of Liberty SiriusXM common stock, on an equal per share basis, subject to certain limitations; and (B) Series A Liberty Live common stock or Series A Liberty Formula One common stock to holders of Series A Liberty SiriusXM common stock and, on an equal per share basis, shares of Series B Liberty Live common stock, par value $0.01 per share (the “Series B Liberty Live common stock” and, together with the Series A Liberty Live common stock and Series C Liberty Live common stock, the “Liberty Live common stock”) or Series B Liberty Formula One common stock, par value $0.01 per share (the “Series B Liberty Formula One common stock” and, together with the Series A Liberty Formula One common stock and Series C Liberty Formula One common stock, the “Liberty Formula One common stock”) to holders of Series B Liberty SiriusXM common stock and, on an equal per share basis, shares of Series C Liberty Live common stock or Series C Liberty Formula One common stock to holders of Series C Liberty SiriusXM common stock, in each case, subject to certain limitations; and (iii) share distributions of any other class or series of the Registrant’s securities or the securities of any other person to holders of all series of Liberty SiriusXM common stock, on an equal per share basis, subject to certain limitations.

Conversion at Option of Holder

Each share of Series B Liberty SiriusXM common stock is convertible, at the option of the holder, into one share of Series A Liberty SiriusXM common stock. Shares of Series A Liberty SiriusXM common stock and Series C Liberty SiriusXM common stock are not convertible at the option of the holder.

Conversion at Option of Issuer

The Registrant can convert each share of Liberty SiriusXM common stock into a number of shares of the corresponding series of Liberty Live common stock or Liberty Formula One common stock at a ratio based on the relative trading prices of the Series A Liberty SiriusXM common stock (or another series of Liberty SiriusXM common stock, subject to certain limitations) and the Series A Liberty Live common stock or Series A Liberty Formula One common stock (or another series of Liberty Live common stock or Liberty Formula One common stock, subject to certain limitations) over a specified 20-trading day period.

The Registrant also can convert each share of Liberty Live common stock or Liberty Formula One common stock into a number of shares of the corresponding series of Liberty SiriusXM common stock at a ratio based on the relative trading prices of the Series A Liberty Live common stock (or another series of Liberty Live common stock, subject to certain limitations) or Series A Liberty Formula One common stock (or another series of Liberty Formula One common stock, subject to certain limitations) to the Series A Liberty SiriusXM common stock (or another series of Liberty SiriusXM common stock, subject to certain limitations) over a specified 20-trading day period.

Optional Redemption for Stock of a Subsidiary

The Registrant may redeem outstanding shares of Liberty SiriusXM common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the Liberty SiriusXM Group (and may or may not hold assets and liabilities attributed to the Liberty Live Group or the Formula One Group), provided that the board seeks and receives the approval to such redemption of holders of Liberty SiriusXM common stock, voting together as a separate class.

If the Registrant were to effect a redemption as described above with stock of a subsidiary that also holds assets and liabilities of the Liberty Live Group and/or the Formula One Group, shares of Liberty Live common stock and/or Liberty Formula One common stock would also be redeemed in exchange for shares of that subsidiary, and the entire redemption would be subject to the voting rights of the holders of Liberty SiriusXM common stock described above as well as the separate class vote of the holders of Liberty Live common stock and/or Liberty Formula One common stock, as the case may be.

Mandatory Dividend, Redemption and Conversion Rights on Disposition of Assets

If the Registrant disposes, in one transaction or a series of transactions, of all or substantially all of the assets of the Liberty SiriusXM Group, it is required to choose one of the following four alternatives, unless the board obtains approval of the holders of Liberty SiriusXM common stock not to take such action or the disposition qualifies under a specified exemption (in which case the Registrant will not be required to take any of the following actions):

•	pay a dividend to holders of Liberty SiriusXM common stock out of the available net proceeds of such disposition; or

•	if there are legally sufficient assets and the SiriusXM Group Available Dividend Amount would have been sufficient to pay a dividend, then: (i) if the disposition involves all of the properties and assets of the Liberty SiriusXM Group, redeem all outstanding shares of Liberty SiriusXM common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition, or (ii) if the disposition involves substantially all (but not all) of the properties and assets of the Liberty SiriusXM Group, redeem a portion of the outstanding shares of Liberty SiriusXM common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition; or

•	convert each outstanding share of each series of Liberty SiriusXM common stock into a number of shares of the corresponding series of Liberty Live common stock and/or Liberty Formula One common stock at a specified premium; or

•	combine a conversion of a portion of the outstanding shares of Liberty SiriusXM common stock into a number of shares of the corresponding series of Liberty Live common stock and/or Liberty Formula One common stock with either the payment of a dividend on or a redemption of shares of Liberty SiriusXM common stock, subject to certain limitations.

Voting Rights

Holders of Series A Liberty SiriusXM common stock are entitled to one vote for each share of such stock held and holders of Series B Liberty SiriusXM common stock are entitled to ten votes for each share of such stock held on all matters submitted to a vote of stockholders. Holders of Series C Liberty SiriusXM common stock are not entitled to any voting powers (including with respect to any class votes taken in accordance with the terms of the charter), except as otherwise required by Delaware law. When so required, holders of Series C Liberty SiriusXM common stock will be entitled to 1/100th of a vote for each share of such stock held.

Holders of Liberty SiriusXM common stock will vote as one class with holders of Liberty Live common stock and Liberty Formula One common stock on all matters that are submitted to a vote of stockholders unless a separate class vote is required by the terms of the charter or Delaware law. In connection with certain dispositions of Liberty SiriusXM Group assets as described above, the board may determine to seek approval of the holders of Liberty SiriusXM common stock, voting together as a separate class, to avoid effecting a mandatory dividend, redemption or conversion under the charter.

The Registrant may not redeem outstanding shares of Liberty SiriusXM common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the Liberty SiriusXM Group unless the board seeks and receives the approval to such redemption of holders of Liberty SiriusXM common stock, voting together as a separate class, and, if such subsidiary also holds assets and liabilities of the Liberty Live Group and/or the Formula One Group, the approval of holders of Liberty Live common stock and/or Liberty Formula One common stock, as the case may be, to the corresponding Liberty Live common stock and/or Liberty Formula One common stock redemption, with each affected group voting as a separate class.

The charter imposes supermajority voting requirements in connection with certain charter amendments and other extraordinary transactions which have not been approved by 75% of the directors then in office. When these requirements apply, the threshold vote required is 66⅔% of the aggregate voting power of the Registrant’s outstanding voting securities, voting together as a single class.

Intergroup Interest

From time to time, the board may determine to create an intergroup interest in the Liberty SiriusXM Group in favor of the Liberty Live Group or the Formula One Group, subject to the terms of the charter.

If the Liberty SiriusXM Group has an intergroup interest in the Liberty Live Group or the Formula One Group at such time as any extraordinary action is taken with respect to the Liberty Live common stock or the Liberty Formula One common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the Liberty Live Group or the Formula One Group assets), the board will consider what actions are required, or permitted, to be taken under the charter with respect to the Liberty SiriusXM Group’s intergroup interest in the Liberty Live Group or the Formula One Group. For example, in some instances, the board may determine that a portion of the aggregate consideration that is available for distribution to holders of Liberty Live common stock or Liberty Formula One common stock must be allocated to the Liberty SiriusXM Group to compensate the Liberty SiriusXM Group on a pro rata basis for its interest in the Liberty Live Group or the Formula One Group, as the case may be.

Similarly, if the Liberty Live Group or the Formula One Group has an intergroup interest in the Liberty SiriusXM Group at such time as any extraordinary action is taken with respect to the Liberty SiriusXM common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the Liberty SiriusXM Group’s assets), the board will consider what actions are required, or permitted, to be taken under the charter with respect to the Liberty Live Group or the Formula One Group’s intergroup interest in the Liberty SiriusXM Group.

All such board determinations will be made in accordance with the charter and applicable Delaware law.

Upon the effectiveness of the charter, no group will initially have an intergroup interest in another group.

Liquidation

Upon the Registrant’s liquidation, dissolution or winding up, holders of shares of Liberty SiriusXM common stock will be entitled to receive in respect of such stock their proportionate interests in the Registrant’s assets, if any, remaining for distribution to holders of common stock (regardless of the group to which such assets are then attributed) in proportion to their respective number of liquidation units per share.

Each share of Liberty SiriusXM common stock initially will be entitled to a number of liquidation units as set forth on the statement to be filed with the Secretary of the Registrant as promptly as reasonably practicable following the determination thereof following the effective date of the charter, a copy of which will be furnished by the Registrant, on request and without cost, to any stockholder of the Registrant.

Liberty Live Common Stock

Basic Investment

The Liberty Live common stock is intended to track and reflect the separate economic performance of the businesses, assets and liabilities attributed to the Liberty Live Group. The Liberty Live Group is defined in the charter to include (i) the Registrant’s direct and indirect interest, as of the effective date of the charter, in Live Nation Entertainment, Inc. and each of its subsidiaries (including any successor to Live Nation Entertainment, Inc. or any such subsidiary by merger, consolidation or sale, transfer, exchange, assignment or other disposition of all or substantially all of its assets, whether or not in connection with a Live Group Related Business Transaction (as such term is defined in the charter)) and their respective assets, liabilities and businesses, (ii) all other assets, liabilities and businesses of the Registrant or any of its subsidiaries to the extent attributed to the Liberty Live Group as of the effective date of the charter, (iii) such other businesses, assets and liabilities that the board may determine to attribute to the Liberty Live Group or that may be acquired for or transferred to the Liberty Live Group in the future, (iv) the proceeds of any sale, transfer, exchange, assignment or other disposition of any of the foregoing, (v) an Inter-Group Interest in the Liberty SiriusXM Group equal to one (1) minus the SiriusXM Group Outstanding Interest Fraction allocable to the Liberty Live Group as of such date (as such terms are defined in the charter) and (vi) an Inter-Group Interest in the Formula One Group equal to one (1) minus the Formula One Group Outstanding Interest Fraction allocable to the Liberty Live Group as of such date (as such terms are defined in the charter).

Authorized Capital Stock

The Registrant is authorized to issue up to 1,062,352,500 shares of Liberty Live common stock, of which 521,400,000 are designated as Series A Liberty Live common stock, 19,552,500 are designated as Series B Liberty Live common stock, and 521,400,000 are designated as Series C Liberty Live common stock.

Dividends and Securities Distributions

The Registrant is permitted to pay dividends on Liberty Live common stock out of the lesser of its assets legally available for the payment of dividends under Delaware law and the “Live Group Available Dividend Amount” (defined generally as the excess of the total assets less the total liabilities of the Liberty Live Group over the par value, or any greater amount determined to be capital in respect of, all outstanding shares of Liberty Live common stock or, if there is no such excess, an amount equal to the earnings or loss attributable to the Liberty Live Group (if positive) for the fiscal year in which such dividend is to be paid and/or the preceding fiscal year). If dividends are paid on any series of Liberty Live common stock, an equal per share dividend will be concurrently paid on the other series of Liberty Live common stock.

The Registrant is permitted to make (i) share distributions of (A) Series C Liberty Live common stock to holders of all series of Liberty Live common stock, on an equal per share basis; and (B) Series A Liberty Live common stock to holders of Series A Liberty Live common stock and, on an equal per share basis, shares of Series B Liberty Live common stock to holders of Series B Liberty Live common stock and, on an equal per share basis, shares of Series C Liberty Live common stock to holders of Series C Liberty Live common stock; and (ii) share distributions of (A) Series C Liberty SiriusXM common stock or Series C Liberty Formula One common stock to holders of all series of Liberty Live common stock, on an equal per share basis, subject to certain limitations; and (B) Series A Liberty SiriusXM common stock or Series A Liberty Formula One common stock to holders of Series A Liberty Live common stock and, on an equal per share basis, shares of Series B Liberty SiriusXM common stock or Series B Liberty Formula One common stock to holders of Series B Liberty Live common stock and, on an equal per share basis, shares of Series C Liberty SiriusXM common stock or Series C Liberty Formula One common stock to holders of Series C Liberty Live common stock, in each case, subject to certain limitations; and (iii) share distributions of any other class or series of the Registrant’s securities or the securities of any other person to holders of all series of Liberty Live common stock, on an equal per share basis, subject to certain limitations.

Conversion at Option of Holder

Each share of Series B Liberty Live common stock is convertible, at the option of the holder, into one share of Series A Liberty Live common stock. Shares of Series A and Series C Liberty Live common stock are not convertible at the option of the holder.

Conversion at Option of Issuer

The Registrant can convert each share of Liberty Live common stock into a number of shares of the corresponding series of Liberty SiriusXM common stock or Liberty Formula One common stock at a ratio based on the relative trading prices of the Series A Liberty Live common stock (or another series of Liberty Live common stock, subject to certain limitations) and the Series A Liberty SiriusXM common stock or Series A Liberty Formula One common stock (or another series of Liberty SiriusXM common stock or Liberty Formula One common stock, subject to certain limitations) over a specified 20-trading day period.

The Registrant also can convert each share of Liberty SiriusXM common stock or Liberty Formula One common stock into a number of shares of the corresponding series of Liberty Live common stock at a ratio based on the relative trading prices of the Series A Liberty SiriusXM common stock (or another series of Liberty SiriusXM common stock, subject to certain limitations) or Series A Liberty Formula One common stock (or another series of Liberty Formula One common stock, subject to certain limitations) to the Series A Liberty Live common stock (or another series of Liberty Live common stock, subject to certain limitations) over a specified 20-trading day period.

Optional Redemption for Stock of a Subsidiary

The Registrant may redeem outstanding shares of Liberty Live common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the Liberty Live Group (and may or may not hold assets and liabilities attributed to the Liberty SiriusXM Group or the Formula One Group), provided that the board seeks and receives the approval to such redemption of holders of Liberty Live common stock, voting together as a separate class.

If the Registrant were to effect a redemption as described above with stock of a subsidiary that also holds assets and liabilities of the Liberty SiriusXM Group and/or the Formula One Group, shares of Liberty SiriusXM common stock and/or Liberty Formula One common stock would also be redeemed in exchange for shares of that subsidiary, and the entire redemption would be subject to the voting rights of the holders of Liberty Live common stock described above as well as the separate class vote of the holders of Liberty SiriusXM common stock and/or Liberty Formula One common stock, as the case may be.

Mandatory Dividend, Redemption and Conversion Rights on Disposition of Assets

If the Registrant disposes, in one transaction or a series of transactions, of all or substantially all of the assets of the Liberty Live Group, it is required to choose one of the following four alternatives, unless the board obtains approval of the holders of Liberty Live common stock not to take such action or the disposition qualifies under a specified exemption (in which case the Registrant will not be required to take any of the following actions):

•	pay a dividend to holders of Liberty Live common stock out of the available net proceeds of such disposition; or

•	if there are legally sufficient assets and the Liberty Live Group Available Dividend Amount would have been sufficient to pay a dividend, then: (i) if the disposition involves all of the properties and assets of the Liberty Live Group, redeem all outstanding shares of Liberty Live common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition, or (ii) if the disposition involves substantially all (but not all) of the properties and assets of the Liberty Live Group, redeem a portion of the outstanding shares of Liberty Live common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition; or

•	convert each outstanding share of each series of Liberty Live common stock into a number of shares of the corresponding series of Liberty SiriusXM common stock and/or Liberty Formula One common stock at a specified premium; or

•	combine a conversion of a portion of the outstanding shares of Liberty Live common stock into a number of shares of the corresponding series of Liberty SiriusXM common stock and/or Liberty Formula One common stock with either the payment of a dividend on or a redemption of shares of Liberty Live common stock, subject to certain limitations.

Voting Rights

Holders of Series A Liberty Live common stock are entitled to one vote for each share of such stock held and holders of Series B Liberty Live common stock are entitled to ten votes for each share of such stock held on all matters submitted to a vote of stockholders. Holders of Series C Liberty Live common stock are not entitled to any voting powers (including with respect to any class votes taken in accordance with the terms of the charter), except as otherwise required by Delaware law. When so required, holders of Series C Liberty Live common stock will be entitled to 1/100th of a vote for each share of such stock held.

Holders of Liberty Live common stock will vote as one class with holders of Liberty SiriusXM common stock and Liberty Formula One common stock on all matters that are submitted to a vote of stockholders unless a separate class vote is required by the terms of the charter or Delaware law. In connection with certain dispositions of Liberty Live Group assets as described above, the board may determine to seek approval of the holders of Liberty Live common stock, voting together as a separate class, to avoid effecting a mandatory dividend, redemption or conversion under the charter.

The Registrant may not redeem outstanding shares of Liberty Live common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the Liberty Live Group unless the board seeks and receives the approval to such redemption of holders of Liberty Live common stock, voting together as a separate class, and, if such subsidiary also holds assets and liabilities of the Liberty SiriusXM Group and/or the Formula One Group, the approval of holders of Liberty SiriusXM common stock and/or Liberty Formula One common stock, as the case may be, to the corresponding Liberty SiriusXM common stock and/or Liberty Formula One common stock redemption, with each affected group voting as a separate class.

The charter imposes supermajority voting requirements in connection with certain charter amendments and other extraordinary transactions which have not been approved by 75% of the directors then in office. When these requirements apply, the threshold vote required is 66⅔% of the aggregate voting power of the Registrant’s outstanding voting securities, voting together as a single class.

Intergroup Interest

From time to time, the board may determine to create an intergroup interest in the Liberty Live Group in favor of the Liberty SiriusXM Group or the Formula One Group, subject to the terms of the charter.

If the Liberty Live Group has an intergroup interest in the Liberty SiriusXM Group or the Formula One Group at such time as any extraordinary action is taken with respect to the Liberty SiriusXM common stock or the Liberty Formula One common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the Liberty SiriusXM Group or the Formula One Group assets), the board will consider what actions are required, or permitted, to be taken under the charter with respect to the Liberty Live Group’s intergroup interest in the Liberty SiriusXM Group or the Formula One Group. For example, in some instances, the board may determine that a portion of the aggregate consideration that is available for distribution to holders of Liberty SiriusXM common stock or Liberty Formula One common stock must be allocated to the Liberty Live Group to compensate the Liberty Live Group on a pro rata basis for its interest in the Liberty SiriusXM Group or the Formula One Group, as the case may be.

Similarly, if the Liberty SiriusXM Group or the Formula One Group has an intergroup interest in the Liberty Live Group at such time as any extraordinary action is taken with respect to the Liberty Live common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the Liberty Live Group’s assets), the board will consider what actions are required, or permitted, to be taken under the charter with respect to the Liberty SiriusXM Group or the Formula One Group’s intergroup interest in the Liberty Live Group.

All such board determinations will be made in accordance with the charter and applicable Delaware law.

Upon the effectiveness of the charter, no group will initially have an intergroup interest in another group.

Liquidation

Upon the Registrant’s liquidation, dissolution or winding up, holders of shares of Liberty Live common stock will be entitled to receive in respect of such stock their proportionate interests in the Registrant’s assets, if any, remaining for distribution to holders of common stock (regardless of the group to which such assets are then attributed) in proportion to their respective number of liquidation units per share.

Each share of Liberty Live common stock initially will be entitled to a number of liquidation units as set forth on the statement to be filed with the Secretary of the Registrant as promptly as reasonably practicable following the determination thereof following the effective date of the charter, a copy of which will be furnished by the Registrant, on request and without cost, to any stockholder of the Registrant.

Liberty Formula One Common Stock

Basic Investment

The Liberty Formula One common stock is intended to track and reflect the separate economic performance of the business, assets and liabilities attributed to the Formula One Group. The Formula One Group is defined in the charter to include (i) the Registrant’s direct and indirect interest, as of the effective date of the charter, in (x) all of the businesses in which the Registrant is or has been engaged, directly or indirectly (either itself or through direct or indirect subsidiaries, affiliates, joint ventures or other investments or any of the predecessors or successors of any of the foregoing), and (y) the respective assets and liabilities of the Registrant and its subsidiaries, in each case, other than any businesses, assets or liabilities attributable to the Liberty SiriusXM Group or the Liberty Live Group as of the effective date of the charter, (ii) such other businesses, assets and liabilities that the board may determine to attribute to the Formula One Group or that may be acquired for or transferred to the Formula One Group in the future, (iii) the proceeds of any sale, transfer, exchange, assignment or other disposition of any of the foregoing, (iv) an Inter-Group Interest in the Liberty SiriusXM Group equal to one (1) minus the SiriusXM Group Outstanding Interest Fraction allocable to the Formula One Group as of such date and (v) an Inter-Group Interest in the Liberty Live Group equal to one (1) minus the Live Group Outstanding Interest Fraction allocable to the Formula One Group as of such date.

Authorized Capital Stock

The Registrant is authorized to issue up to 1,018,750,000 shares of Liberty Formula One common stock, of which 500 million are designated as Series A Liberty Formula One common stock, 18,750,000 are designated as Series B Liberty Formula One common stock, and 500 million are designated as Series C Liberty Formula One common stock.

Dividends and Securities Distributions

The Registrant is permitted to pay dividends on Liberty Formula One common stock out of the lesser of its assets legally available for the payment of dividends under Delaware law and the “Formula One Group Available Dividend Amount” (defined generally as the excess of the total assets less the total liabilities of the Formula One Group over the par value, or any greater amount determined to be capital in respect of, all outstanding shares of Liberty Formula One common stock or, if there is no such excess, an amount equal to the earnings or loss attributable to the Formula One Group (if positive) for the fiscal year in which such dividend is to be paid and/or the preceding fiscal year). If dividends are paid on any series of Liberty Formula One common stock, an equal per share dividend will be concurrently paid on the other series of Liberty Formula One common stock.

The Registrant is permitted to make (i) share distributions of (A) Series C Liberty Formula One common stock to holders of all series of Liberty Formula One common stock, on an equal per share basis; and (B) Series A Liberty Formula One common stock to holders of Series A Liberty Formula One common stock and, on an equal per share basis, shares of Series B Liberty Formula One common stock to holders of Series B Liberty Formula One common stock and, on an equal per share basis, shares of Series C Liberty Formula One common stock to holders of Series C Liberty Formula One common stock; and (ii) share distributions of (A) Series C Liberty SiriusXM common stock or Series C Liberty Live common stock to holders of all series of Liberty Formula One common stock, on an equal per share basis, subject to certain limitations; and (B) Series A Liberty SiriusXM common stock or Series A Liberty Live common stock to holders of Series A Liberty Formula One common stock and, on an equal per share basis, shares of Series B Liberty SiriusXM common stock or Series B Liberty Live common stock to holders of Series B Liberty Formula One common stock and, on an equal per share basis, shares of Series C Liberty SiriusXM common stock or Series C Liberty Live common stock to holders of Series C Liberty Formula One common stock, in each case, subject to certain limitations; and (iii) share distributions of any other class or series of the Registrant’s securities or the securities of any other person to holders of all series of Liberty Formula One common stock, on an equal per share basis, subject to certain limitations.

Conversion at Option of Holder

Each share of Series B Liberty Formula One common stock is convertible, at the option of the holder, into one share of Series A Liberty Formula One common stock. Shares of Series A and Series C Liberty Formula One common stock are not convertible at the option of the holder.

Conversion at Option of Issuer

The Registrant can convert each share of Liberty Formula One common stock into a number of shares of the corresponding series of Liberty SiriusXM common stock or Liberty Live common stock at a ratio based on the relative trading prices of the Series A Liberty Formula One common stock (or another series of Liberty Formula One common stock, subject to certain limitations) and the Series A Liberty SiriusXM common stock or Series A Liberty Live common stock (or another series of Liberty SiriusXM common stock or Liberty Live common stock, subject to certain limitations) over a specified 20-trading day period.

The Registrant also can convert each share of Liberty SiriusXM common stock or Liberty Live common stock into a number of shares of the corresponding series of Liberty Formula One common stock at a ratio based on the relative trading prices of the Series A Liberty SiriusXM common stock (or another series of Liberty SiriusXM common stock, subject to certain limitations) or Series A Liberty Live common stock (or another series of Liberty Live common stock, subject to certain limitations) to the Series A Liberty Formula One common stock (or another series of Liberty Formula One common stock, subject to certain limitations) over a specified 20-trading day period.

Optional Redemption for Stock of a Subsidiary

The Registrant may redeem outstanding shares of Liberty Formula One common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the Formula One Group (and may or may not hold assets and liabilities attributed to the Liberty SiriusXM Group or the Liberty Live Group), provided that the board seeks and receives the approval to such redemption of holders of Liberty Formula One common stock, voting together as a separate class.

If the Registrant were to effect a redemption as described above with stock of a subsidiary that also holds assets and liabilities of the Liberty SiriusXM Group and/or the Liberty Live Group, shares of Liberty SiriusXM common stock and/or Liberty Live common stock would also be redeemed in exchange for shares of that subsidiary, and the entire redemption would be subject to the voting rights of the holders of Liberty Formula One common stock described above as well as the separate class vote of the holders of Liberty SiriusXM common stock and/or Liberty Live common stock, as the case may be.

Mandatory Dividend, Redemption and Conversion Rights on Disposition of Assets

If the Registrant disposes, in one transaction or a series of transactions, of all or substantially all of the assets of the Formula One Group, it is required to choose one of the following four alternatives, unless the board obtains approval of the holders of Liberty Formula One common stock not to take such action or the disposition qualifies under a specified exemption (in which case the Registrant will not be required to take any of the following actions):

•	pay a dividend to holders of Liberty Formula One common stock out of the available net proceeds of such disposition; or

•	if there are legally sufficient assets and the Formula One Group Available Dividend Amount would have been sufficient to pay a dividend, then: (i) if the disposition involves all of the properties and assets of the Formula One Group, redeem all outstanding shares of Liberty Formula One common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition, or (ii) if the disposition involves substantially all (but not all) of the properties and assets of the Formula One Group, redeem a portion of the outstanding shares of Liberty Formula One common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition; or

•	convert each outstanding share of each series of Liberty Formula One common stock into a number of shares of the corresponding series of Liberty SiriusXM common stock and/or Liberty Live common stock at a specified premium; or

•	combine a conversion of a portion of the outstanding shares of Liberty Formula One common stock into a number of shares of the corresponding series of Liberty SiriusXM common stock and/or Liberty Live common stock with either the payment of a dividend on or a redemption of shares of Liberty Formula One common stock, subject to certain limitations.

Voting Rights

Holders of Series A Liberty Formula One common stock are entitled to one vote for each share of such stock held and holders of Series B Liberty Formula One common stock are entitled to ten votes for each share of such stock held on all matters submitted to a vote of stockholders. Holders of Series C Liberty Formula One common stock are not entitled to any voting powers (including with respect to any class votes taken in accordance with the terms of the charter), except as otherwise required by Delaware law. When so required, holders of Series C Liberty Formula One common stock will be entitled to 1/100th of a vote for each share of such stock held.

Holders of Liberty Formula One common stock will vote as one class with holders of Liberty SiriusXM common stock and Liberty Live common stock on all matters that are submitted to a vote of stockholders unless a separate class vote is required by the terms of the charter or Delaware law. In connection with certain dispositions of Formula One Group assets as described above, the board may determine to seek approval of the holders of Liberty Formula One common stock, voting together as a separate class, to avoid effecting a mandatory dividend, redemption or conversion under the charter.

The Registrant may not redeem outstanding shares of Liberty Formula One common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the Formula One Group unless the board seeks and receives the approval to such redemption of holders of Liberty Formula One common stock, voting together as a separate class, and, if such subsidiary also holds assets and liabilities of the Liberty SiriusXM Group and/or the Liberty Live Group, the approval of holders of Liberty SiriusXM common stock and/or Liberty Live common stock, as the case may be, to the corresponding Liberty SiriusXM common stock and/or Liberty Live common stock redemption, with each affected group voting as a separate class.

The charter imposes supermajority voting requirements in connection with certain charter amendments and other extraordinary transactions which have not been approved by 75% of the directors then in office. When these requirements apply, the threshold vote required is 66⅔% of the aggregate voting power of the Registrant’s outstanding voting securities, voting together as a single class.

Intergroup Interest

From time to time, the board may determine to create an intergroup interest in the Formula One Group in favor of the Liberty SiriusXM Group or the Liberty Live Group, subject to the terms of the charter.

If the Formula One Group has an intergroup interest in the Liberty SiriusXM Group or the Liberty Live Group at such time as any extraordinary action is taken with respect to the Liberty SiriusXM common stock or the Liberty Live common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the Liberty SiriusXM Group or the Liberty Live Group assets), the board will consider what actions are required, or permitted, to be taken under the charter with respect to the Formula One Group’s intergroup interest in the Liberty SiriusXM Group or the Liberty Live Group. For example, in some instances, the board may determine that a portion of the aggregate consideration that is available for distribution to holders of Liberty SiriusXM common stock or Liberty Live common stock must be allocated to the Formula One Group to compensate the Formula One Group on a pro rata basis for its interest in the Liberty SiriusXM Group or the Liberty Live Group, as the case may be.

Similarly, if the Liberty SiriusXM Group or the Liberty Live Group has an intergroup interest in the Formula One Group at such time as any extraordinary action is taken with respect to the Liberty Formula One common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the Formula One Group’s assets), the board will consider what actions are required, or permitted, to be taken under the charter with respect to the Liberty SiriusXM Group or the Liberty Live Group’s intergroup interest in the Formula One Group.

All such board determinations will be made in accordance with the charter and applicable Delaware law.

Upon the effectiveness of the charter, no group will initially have an intergroup interest in another group.

Liquidation

Upon the Registrant’s liquidation, dissolution or winding up, holders of shares of Liberty Formula One common stock will be entitled to receive in respect of such stock their proportionate interests in the Registrant’s assets, if any, remaining for distribution to holders of common stock (regardless of the group to which such assets are then attributed) in proportion to their respective number of liquidation units per share.

Each share of Liberty Formula One common stock initially will be entitled to a number of liquidation units as set forth on the statement to be filed with the Secretary of the Registrant as promptly as reasonably practicable following the determination thereof following the effective date of the charter, a copy of which will be furnished by the Registrant, on request and without cost, to any stockholder of the Registrant.

Description of Other Provisions of the Registrant’s Charter

Authorized Share Capital

The Registrant is authorized to issue up to 6,206,102,500 shares of capital stock, which will be divided into the following two classes: (i) 6,156,102,500 shares of common stock (which class is divided into the series described above), and (ii) 50,000,000 shares of preferred stock (which class is issuable in series as described below).

Preferred Stock

The charter authorizes the board to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of the series, including:

•	the designation of the series;

•	the number of authorized shares of the series, which number the board may subsequently increase or decrease but not below the number of such shares of such series of preferred stock then outstanding;

•	the dividend rate or amounts, if any, and, in the case of cumulative dividends, the date or dates from which dividends on all shares of the series will be cumulative and the relative preferences or rights of priority or participation with respect to such dividends;

•	the rights of the series in the event of the Registrant’s voluntary or involuntary liquidation, dissolution or winding up and the relative preferences or rights of priority of payment;

•	the rights, if any, of holders of the series to convert into or exchange for other classes or series of stock or indebtedness and the terms and conditions of any such conversion or exchange, including provision for adjustments within the discretion of the board;

•	the voting rights, if any, of the holders of the series;

•	the terms and conditions, if any, for the Registrant to purchase or redeem the shares of the series; and

•	any other relative rights, preferences and limitations of the series.

The Registrant believes that the ability of the board to issue one or more series of its preferred stock will provide it with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by stockholders, unless such action is required by applicable law or the rules of any stock exchange or automatic quotation system on which the Registrant’s securities may be listed or traded.

Although the board has no intention at the present time of doing so, it may issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The board will make any determination to issue such shares based upon its judgment as to the best interests of the Registrant’s stockholders. The board, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of the board, including a tender offer or other transaction that some, or a majority, of its stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

Board of Directors

The charter provides that, subject to any rights of the holders of any series of preferred stock to elect additional directors, the number of directors on the board will not be less than three and the exact number will be fixed from time to time by a resolution of its board. The members of the board, other than those who may be elected by holders of any preferred stock, are divided into three classes. Each class consists, as nearly as possible, of a number of directors equal to one-third of the then authorized number of board members. The term of office of the current Class I directors expires at the annual meeting of stockholders in 2026. The term of office of the current Class II directors expires at the annual meeting of stockholders in 2024. The term of office of the current Class III directors expires at the annual meeting of stockholders in 2025.

At each annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The directors of each class will hold office until their respective successors are elected and qualified or until such director’s earlier death, resignation or removal.

The charter provides that, subject to the rights of the holders of any series of preferred stock, directors may be removed from office only for cause upon the affirmative vote of the holders of at least a majority of the aggregate voting power of the Registrant’s outstanding capital stock entitled to vote on such matter, voting together as a single class.

The charter provides that, subject to the rights of the holders of any series of preferred stock, vacancies on the board resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on the board, will be filled only by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director. Any director so elected shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is assigned, and until that director’s successor will have been elected and qualified or until such director’s earlier death, resignation or removal. No decrease in the number of directors constituting the board will shorten the term of any incumbent director, except as may be provided in any certificate of designation with respect to a series of preferred stock with respect to any additional director elected by the holders of that series of preferred stock.

These provisions would preclude a third party from removing incumbent directors and simultaneously gaining control of the board by filling the vacancies created by removal with its own nominees. Under the classified board provisions described above, it would take at least two elections of directors for any individual or group to gain control of the board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of the Registrant.

Limitation on Liability and Indemnification

The charter provides that, to the fullest extent permitted by Delaware law, the Registrant’s directors are not liable to the Registrant or any of its stockholders or creditors for monetary damages for breaches of fiduciary duties as a director or officer. In addition, the Registrant indemnifies, to the fullest extent permitted by applicable law, any person involved in any suit or action by reason of the fact that such person is a director or officer of the Registrant or, at the Registrant’s request, a director, officer, employee or agent of another corporation or entity, against all liability, loss and expenses incurred by such person. The Registrant will pay expenses of a director or officer in defending any proceeding in advance of its final disposition, provided that such payment is made upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to indemnification.

No Stockholder Action by Written Consent; Special Meetings

The charter provides that (except as otherwise provided in the terms of any series of preferred stock), any action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may not be taken without a meeting and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any series of the Registrant’s preferred stock, special meetings of the Registrant’s stockholders for any purpose or purposes may be called only by its Secretary at the written request of the holders of not less than 66⅔% of the total voting power of the Registrant’s outstanding capital stock or at the request of at least 75% of the members of the board then in office. The Registrant’s bylaws provide that no business other than that stated in the notice of special meeting will be transacted at any special meeting.

Amendments

The charter provides that, subject to the rights of the holders of any series of its preferred stock, the affirmative vote of the holders of at least 66⅔% of the aggregate voting power of the Registrant’s outstanding capital stock generally entitled to vote upon all matters submitted to its stockholders, voting together as a single class, is required to adopt, amend or repeal any provision of the charter or to add or insert any provision in the charter, provided that the foregoing enhanced voting requirement will not apply to any adoption, amendment, repeal, addition or insertion (1) as to which Delaware law does not require the consent of the Registrant’s stockholders or (2) which has been approved by at least 75% of the members of its board then in office. The charter further provides that the affirmative vote of the holders of at least 66⅔% of the aggregate voting power of its outstanding capital stock generally entitled to vote upon all matters submitted to its stockholders, voting together as a single class, is required to adopt, amend or repeal any provision of its bylaws, provided that the foregoing enhanced voting requirement will not apply to any adoption, amendment or repeal approved by the affirmative vote of not less than 75% of the members of its board then in office.

Supermajority Voting Provisions

In addition to the supermajority voting provisions discussed under “—Amendments” above, the charter provides that, subject to the rights of the holders of any series of its preferred stock, the affirmative vote of the holders of at least 66⅔% of the aggregate voting power of its outstanding capital stock generally entitled to vote upon all matters submitted to its stockholders, voting together as a single class, is required for:

•	its merger or consolidation with or into any other corporation (including a merger consummated pursuant to Section 251(h) of the General Corporation Law of the State of Delaware and notwithstanding the exception to a vote of the stockholders for such a merger set forth therein), provided, that the foregoing voting provision will not apply to any such merger or consolidation (1) as to which the laws of the State of Delaware, as then in effect, do not require the vote of the Registrant’s stockholders (other than Section 251(h) of the General Corporation Law of the State of Delaware), or (2) that at least 75% of the members of the board then in office have approved;

•	the sale, lease or exchange of all, or substantially all, of its assets, provided, that the foregoing voting provisions will not apply to any such sale, lease or exchange that at least 75% of the members of the board then in office have approved; or

•	its dissolution, provided, that the foregoing voting provision will not apply to such dissolution if at least 75% of the members of the board then in office have approved such dissolution.

Anti-Takeover Statutes and Stockholder Protections

Under Section 203 of the General Corporation Law of the State of Delaware, a Delaware corporation is prohibited from engaging in a “business combination” with an “interested stockholder” (a stockholder who owns 15% or more of the corporation’s voting stock) for three years following the time that such stockholder became an interested stockholder unless certain exceptions have been met. A Delaware corporation may opt out of Section 203 in its certificate of incorporation or a stockholder approved bylaw. The Registrant has not elected to opt-out of Section 203.

Item 2. Exhibits.

The following exhibits are filed as part of this Registration Statement on Form 8-A.

Exhibit No.	Description
3.1	Form of Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-4/A, filed with the SEC on June 8, 2023 (File No. 333-268921)).
3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 6, 2015 (File No. 001-35707)).
4.1	Specimen certificate for shares of the Registrant’s Series A Liberty SiriusXM common stock, par value $0.01 per share (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4/A, filed with the SEC on April 6, 2023 (File No. 333-268921) (the “Form S-4”)).
4.2	Specimen certificate for shares of the Registrant’s Series B Liberty SiriusXM common stock, par value $0.01 per share (incorporated by reference to Exhibit 4.2 to the Form S-4).
4.3	Specimen certificate for shares of the Registrant’s Series C Liberty SiriusXM common stock, par value $0.01 per share (incorporated by reference to Exhibit 4.3 to the Form S-4).
4.4	Specimen certificate for shares of the Registrant’s Series A Liberty Formula One common stock, par value $0.01 per share (incorporated by reference to Exhibit 4.4 to the Form S-4).
4.5	Specimen certificate for shares of the Registrant’s Series C Liberty Formula One common stock, par value $0.01 per share (incorporated by reference to Exhibit 4.6 to the Form S-4).
4.6	Specimen certificate for shares of the Registrant’s Series A Liberty Live common stock, par value $0.01 per share (incorporated by reference to Exhibit 4.7 to the Form S-4).
4.7	Specimen certificate for shares of the Registrant’s Series C Liberty Live common stock, par value $0.01 per share (incorporated by reference to Exhibit 4.9 to the Form S-4).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 1, 2023	LIBERTY MEDIA CORPORATION

	By:	/s/ Katherine C. Jewell
	Name:	Katherine C. Jewell
	Title:	Vice President and Assistant Secretary